FORM 8-K

                     SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549



Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934.

Date of Report (Date of earliest event reported)  August 3, 1999.


                            HIGH PLAINS CORPORATION

             (Exact name of registrant as specified in its charter)


Kansas                                                                #1-8680
(State or other jurisdiction of                              (Commission File
incorporation)                                                        Number)


200 W. Douglas                                                    #48-0901658
Suite #820                                                      (IRS Employer
Wichita, Kansas  67202                                    Identification No.)
(Address of principal
executive offices)


                                 (316) 269-4310
                        (Registrant's telephone number)



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Item 5  Other Information

Wichita, Kansas - August 3, 1999 - High Plains Corporation (NASDAQ:HIPC) today announced a downsizing of its Board of Directors for purposes of creating a smaller, more active management team. Members of the restructured Board will exhibit expertise relevant to future strategic needs and the evolving direction of the Company.

The restructured Board of Directors will be comprised of current Board members Daniel O. Skolness and H.T. Ritchie, whose terms expire in the Fall of 2000; and Gary R. Smith and Donald D. Schroeder, whose terms expire in 2001. Appointed as a new Director is David C. Nesbitt, President of Quest Financial Group, a private equity placement firm in Wichita, KS. Mr. Nesbitt is also President of Devlin Enterprises, a privately endowed investment holding company.

Nesbitt's appointment will expire at the next Annual Meeting of the Corporation scheduled for November 16, 1999. He will also stand as the sole Director candidate for election by the shareholders at the Annual Meeting for a term that expires in 2002.

Board Members Jack F. Chivers, Raymond G. Friend, Arthur Greenberg, Ronald D. Offutt and Donald M. Wright have tendered their resignations to provide more time to pursue their business and investment interests.

"These changes were initiated by the Board in response to requests by numerous shareholders, and as a result of recommendations by independent consultants previously retained by the Board to provide an independent Board evaluation," stated Tom Ritchie, Chairman of the Board of Directors. "These changes will assure that the new smaller Board will operate more efficiently," he continued.

"Both current and former Board members are to be commended for their help and support in completing the Board restructuring. I will continue to serve as Chairman of the Board until this November's Annual Meeting at which time I look forward to the selection of a new Chairman by the new Board," Ritchie concluded.

Based in Wichita, Kansas, High Plains Corporation is among the Nation's largest producers of ethanol. The Company operates production facilities in Colwich, Kansas; York, Nebraska; and Portales, New Mexico.




This press release contains forward-looking statements that are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Investors are cautioned that all forward-looking statements involve risks and uncertainties, including without limitation risks of fluctuations in feedstock commodity prices, changes in the market prices or demand for motor fuels and Ethanol, legislative changes regarding air quality, fuel specifications or incentive programs, as well as general market conditions, competition and pricing. The Company believes that forward-looking statements made by it are based upon reasonable expectations. However, no assurances can be given that actual results will not differ materially from those contained in such forward-looking statements. Additional information concerning these and other factors is contained in the Company's Securities and Exchange Commission filings, including its annual 10K, Proxy Statement, and quarterly 10Q filings, copies of which are available from the Company without charge.




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                                SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant had duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.



Date:     August 3, 1999                       HIGH PLAINS CORPORATION


                                               /s/Gary R. Smith
                                               President & CEO